EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of the 27th day of July, 2006, by and between Online Holdings, Inc., a Nevada corporation (“OHI”), Standard Drilling Acquisition Co., a Delaware corporation (“MERGER SUB”) and Standard Drilling, Inc., a Delaware corporation (“STANDARD DRILLING”).

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, intentions and understandings:

A.
OHI is a Nevada corporation organized on July 27, 2001. OHI has authorized capital stock of (i) 100,000,000 common shares, $0.001 par value, (“OHI Common Stock”) of which 23,850,000 shares are issued and outstanding and (ii) preferred stock of 15,000,000 shares, $0.001 par value, of which none are issued and outstanding; OHI has no outstanding options or warrants;

B.	MERGER SUB is a wholly owned subsidiary of OHI;

C.
STANDARD DRILLING is a privately held corporation organized under the laws of the State of Delaware on February 14, 2006 and STANDARD DRILLING has authorized capital stock of (i) 70,000,000 common shares, $.001 par value, (“Standard Drilling Common Stock”) of which 41,598,000 shares are issued and outstanding and (ii) preferred stock of 10,000,000 shares, $0.001 par value, of which none are issued and outstanding. STANDARD DRILLING also has outstanding warrants and options (collectively, the “Standard Drilling Warrants”) to acquire up to 16,299,000 shares of Standard Drilling Common Stock;

D.
The respective Boards of Directors of OHI and STANDARD DRILLING have deemed it advisable and in the best interests of OHI and STANDARD DRILLING that STANDARD DRILLING be acquired by OHI, pursuant to the terms and conditions set forth in this Agreement;

E.
This Agreement provides for the merger (the “Merger”) of MERGER SUB into STANDARD DRILLING pursuant to which the stockholders, warrant holders and option holders of STANDARD DRILLING will receive shares, warrants and options of OHI in exchange for their shares, warrants and options of STANDARD DRILLING; and

F.	The parties desire the transaction to qualify as a tax-free merger under Section 368 (a)(2)(E) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
THE MERGER

1.1
Merger. The parties to this Agreement hereby agree that MERGER SUB shall be merged with and into STANDARD DRILLING upon the terms and conditions set forth herein and in accordance with the provisions of the Delaware General Corporation Law. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

1.2
Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law, MERGER SUB shall be merged with and into STANDARD DRILLING as of the Effective Date (“Effective Date” is defined in Section 2.1 hereof). STANDARD DRILLING shall be the surviving corporation (hereinafter sometimes the “Surviving Corporation” and with MERGER SUB, the “Constituent Corporations”) and the separate existence of MERGER SUB shall cease when the Merger shall become effective. Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

	(a)	Corporate Existence.

(1)
Commencing with the Effective Date, (i) the Surviving Corporation shall continue its corporate existence as a Delaware corporation; (ii) the Surviving Corporation shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (iii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iv) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, such liens shall continue to be limited to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

(2)
At the Effective Date, (i) the Certificate of Incorporation and the By-laws of the Surviving Corporation, as existing immediately prior to the Effective Date, shall be and remain the Certificate of Incorporation and By-laws of the Surviving Corporation; (ii) the members of the Board of Directors of the Surviving Corporation holding office immediately prior to the Effective Date shall continue as the members of the Board of Directors of the Surviving Corporation; and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Surviving Corporation at the Effective Date shall continue to hold the same offices of the Surviving Corporation.

(b)
Conversion of Securities. As of the Effective Date and without any action on the part of OHI, MERGER SUB, STANDARD DRILLING or the holders of any of the securities of any of these corporations, each of the following shall occur:

(1)
Each share of STANDARD DRILLING Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one (1) share of OHI Common Stock. All such shares of STANDARD DRILLING Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions hereof, certificates evidencing such number of shares of OHI Common Stock, respectively, into which such shares of STANDARD DRILLING Common Stock were converted. The holders of such certificates previously evidencing shares of STANDARD DRILLING Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of STANDARD DRILLING Common Stock except as otherwise provided herein or by law;

(2)
Any shares of capital stock of STANDARD DRILLING held in STANDARD DRILLING’s treasury immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

(3)
Each share of capital stock of MERGER SUB issued and outstanding immediately prior to the Effective Date shall remain in existence as one (1) share of common stock of the Surviving Corporation, which shall be owned by OHI;

(c)	Other Matters.

(1)
Upon the effectiveness of the Merger, each outstanding option, warrant or other right to acquire shares of STANDARD DRILLING Common Stock, whether or not then exercisable, shall be converted into an option, warrant or right to purchase an equivalent number of shares of OHI Common Stock on the same terms, including price, as in effect immediately prior to the Merger.

(2)
At the Closing, the existing directors of OHI shall nominate and elect to the Board of Directors of OHI the persons designated by STANDARD DRILLING, and all of the persons serving as directors and officers of OHI immediately prior to the Closing shall thereafter resign from all of their positions with OHI, effective as of the Closing.

(3)
Upon the effectiveness of the Merger, OHI shall assume and will be bound by the Registration Rights Agreement (the “Registration Rights Agreement”) dated June 9, 2006 previously entered into between STANDARD DRILLING and its stockholders.

(d)
Delivery of Shares. On or as soon as practicable after the Effective Date, STANDARD DRILLING will use reasonable efforts to cause all holders of STANDARD DRILLING Common Stock (collectively, the “STANDARD DRILLING Stockholders”) to surrender to OHI for cancellation certificates representing their shares of STANDARD DRILLING Common Stock against delivery of certificates representing the shares of OHI Common Stock for which the shares of STANDARD DRILLING Common Stock are to be converted in the Merger. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented STANDARD DRILLING Common Stock shall be deemed for all corporate purposes to evidence ownership of the same number of shares of OHI Common Stock into which the shares of STANDARD DRILLING Common Stock represented by such STANDARD DRILLING certificate shall have been so converted. No dividends or other distributions declared or made with respect to OHI Common Stock after the Effective Date will be paid to the holder of any certificate that prior to the Effective Date evidenced shares of STANDARD DRILLING Common Stock until the holder of such certificate surrenders or exchanges such certificate as herein provided. Subject to the effect of any applicable abandoned property, escheat or similar laws, following surrender of any such certificate, there will be paid to the holder of the certificates evidencing shares of OHI Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Date theretofore paid with respect to such shares of OHI Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Date but prior to the surrender and a payment date occurring after surrender, payable with respect to such shares of OHI Common Stock less any withholding taxes which are required thereon. No party hereto will be liable to any former holder of STANDARD DRILLING Common Stock for any OHI Common Stock or dividends or distributions thereon in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In the event any certificate representing STANDARD DRILLING Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of STANDARD DRILLING Common Stock claiming such certificate to be lost, stolen or destroyed and an agreement by such holder to indemnify and hold harmless OHI and the Surviving Corporation against any claim that may be made against them with respect to such certificate, OHI will issue in exchange for such lost, stolen or destroyed certificate OHI Common Stock to which such holder is entitled pursuant to this Agreement.

ARTICLE II
THE CLOSING

2.1
Closing Date. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Vinson & Elkins, L.L.P. at 1001 Fannin Street, Houston, Texas on or before the “Effective Date” as hereinafter defined, or at such other place or date and time as may be agreed to by the parties hereto. “Effective Date” shall mean the date mutually agreed to by the parties that is not later than the later of (i) five days following approval of the 14C Information Statement by the Securities and Exchange Commission (the “SEC”) or (ii) five days after STANDARD DRILLING receives written consents to the Merger (the “Consents”) from holders of a majority of the Standard Drilling Common Stock.

2.2
Deposit. Prior to execution of this Agreement, STANDARD DRILLING deposited US$60,000 (the “Deposit”) with OHI. The Deposit will be held by OHI and not distributed to its shareholders or paid to any third party except upon Closing as payment under Section 7.2(l) below. If the Merger is not closed on or before August 30, 2006 due to any reason other than STANDARD DRILLING’s failure to close despite the satisfaction of all the conditions in Sections 7.1 and 7.2, the Deposit shall be returned to STANDARD DRILLING and the Agreement shall be terminated. If STANDARD DRILLING fails to close the Merger despite the satisfaction of the conditions in Sections 7.1 and 7.2, OHI shall retain the Deposit as its sole and exclusive remedy.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF OHI

3.1	OHI hereby represents and warrants to STANDARD DRILLING as follows:

(a)
Financial Statements. The audited financial statements of OHI including balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from the fiscal years ended December 31, 2004 and 2005, and unaudited financial statements for the quarter ended March 31, 2006 are attached as Schedule A and each has been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition of OHI at the dates thereof.

	(b)	Property. Schedule B is an accurate list and description of all property, real or personal, owned by OHI of a value equal to or greater than $1,000.00.

(c)
Liens and Liabilities. There are no liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule B. Schedule C is a complete and accurate list of all debts, liabilities and obligations of OHI.

	(d)	Leases and Contracts. OHI is not a party to any leases (whether of real or personal property), contracts, promissory notes, mortgages, licenses, franchises, or other written agreements.

	(e)	Loan Agreements. OHI is not a party to any loan agreements, promissory notes or other documents imposing an obligation on OHI to repay borrowed money.

(f)
Consents Required. Other than the approval of Shaun Carter, the holder of a majority of OHI’s outstanding shares, no notice or approval of the transactions herein contemplated is required to effect the consummation of the Merger.

(g)	Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of OHI together with all amendments thereto to the date hereof are attached as Schedule G.

(h)
Shareholders. Schedule H is a complete list of all persons or entities holding capital stock of OHI. There are no outstanding rights to subscribe for, acquire, or receive shares of the capital stock of OHI (whether warrants, calls, options, conversion rights or otherwise); Schedule H includes copies of all stock option plans whether qualified or nonqualified, and other similar agreements.

(i)	Officers and Directors. Shaun Carter is the sole Officer and Director of OHI.

(j)
Salary Schedule. Schedule J is a complete and accurate list (in all material respects) of the names and the current salary for each present employee of OHI who received $1,000.00 or more in aggregate compensation from OHI whether in salary, bonus or otherwise, during the year 2005, or who is presently scheduled to receive from OHI a salary in excess of $1,000.00 during the fiscal year ending December 31, 2006, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. All such employees are “at will” employees of OHI.

(k)
Litigation. OHI is not a party to nor, to the knowledge of its officers and directors, threatened to be made a party to, any civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations).

(l)	Tax Returns. OHI has filed all required Federal and State tax returns for OHI for the last five fiscal years. Copies of all such returns are attached as Schedule L.

(m)
Agency Reports. Attached as Schedule M are copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by OHI under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last two fiscal years.

(n)	Banks. Schedule N is a true and complete list, showing (1) the name of each bank in which OHI has an account or safe deposit box, and (2) the names and addresses of all signatories.

(o)
Jurisdictions Where Qualified. Schedule O is a list of all jurisdictions wherein OHI is qualified to do business and is in good standing, including a copy of a certificate of good standing or existence, as applicable, from each such jurisdiction issued no later than 30 days prior to the date of this Agreement.

(p)	Subsidiaries. OHI does not own any interest in any corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or any other entity.

(q)	Union Matters. OHI is not a party to any union contracts or collective bargaining agreements.

(r)	Employee and Consultant Contracts. Schedule R is a complete and accurate list of all employee and consultant contracts to which OHI is a party.

(s)
Employee Benefit Plans. Schedule S is complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of OHI, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.

(t)
Insurance Policies. Schedule T is a complete and accurate list and a description of all material insurance policies naming OHI as an insured or beneficiary or as a loss payable payee or for which OHI has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by OHI regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming OHI as beneficiary covering the business activities of OHI.

(u)
Customers. Schedule U is a complete and accurate list (in all material respects) of the customers of OHI, including presently effective contracts of OHI accounting for the principal revenues of OHI, indicating the dollar amounts of gross income of each such customer for the period ended April 30, 2006 (including but not limited to subscribers to the services or materials or publications of OHI for the previous two calendar years).

(v)	Licenses and Permits. Schedule V is a complete list of all licenses, permits and other authorizations held by OHI.

(w)
Organization, Standing and Power. OHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

(x)
Qualification. OHI is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on OHI or its business operations.

(y)
Capitalization of OHI. At the Effective Time and after cancellation of 20,000,000 shares of outstanding OHI common stock as contemplated by this Agreement, the authorized capital stock of OHI will consist of 100,000,000 shares of OHI Common Stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value, of which only 3,850,000 shares of OHI Common Stock will be issued and outstanding at the Effective Time, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration provisions of the Securities Act of 1933 (the “Securities Act”) and any relevant registration or qualification provisions of state securities laws or pursuant to valid exemptions therefrom. There are no preemptive rights with respect to any of the OHI capital stock. There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of OHI.

(z)
Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of OHI. This Agreement constitutes the valid and binding obligation of OHI enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. This Agreement has been duly executed by OHI and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of OHI's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, contract, note, bond, court order or instrument to which OHI is a party or by which it is bound.

(aa)
Absence of Undisclosed Liabilities. OHI has no liabilities of any nature, whether fixed, absolute, contingent or accrued, which are not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Effective Time, OHI shall have no assets or liabilities other than those resulting from the acquisition of STANDARD DRILLING.

(bb)
Absence of Changes. Since March 31, 2005 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, earnings, business or prospects of OHI, except for expenses incurred in connection with preparation and performance of this Agreement.

(cc)
Tax Matters. All taxes and other assessments and levies which OHI is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by OHI in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.1(aa) hereof include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by OHI income or business prior to the Effective Date. Further, OHI has timely filed all federal, state and local tax returns it is required to file. Each such return is complete and accurate.

(dd)
Options, Warrants, Etc. There are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which OHI or its shareholders are a party or by which OHI or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of OHI or any securities representing the right to purchase or otherwise receive any such capital stock of OHI. OHI has not declared and is not otherwise obligated to pay, any dividends, whether in cash, stock or other property.

(ee)
Title to Assets. OHI is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(ff)
Agreements in Force and Effect. All material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which OHI is a party are valid and in full force and effect on the date hereof, and OHI has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of OHI.

(gg)
Legal Proceedings, Etc. There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of any of OHI or its shareholders, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of OHI. OHI has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(hh)
Governmental Regulation. OHI is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of OHI.

(ii)
Brokers and Finders. OHI has not retained any broker or finder in connection with the transactions contemplated herein and has not otherwise agreed to pay any brokerage fees, commissions or finders' fees to any person.

(jj)
Accuracy of Information. No representation or warranty by OHI contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to STANDARD DRILLING pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(kk)
Governmental Approvals. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by OHI or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

(ll)
Improper Payments. Neither OHI, nor any person acting on behalf of OHI has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of OHI, (ii) any customer, supplier or competitor of OHI or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for OHI, or (iii) any political party or any candidate for elective political office nor has any fund or other asset of OHI been maintained that was not fully and accurately recorded on the books of account of OHI.

(mm)
Copies of Documents. OHI has made available for inspection and copying by STANDARD DRILLING and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. OHI has timely filed all reports, notices, forms and other documents, including registration statements, required by it to be filed with the Securities and Exchange Commission. OHI is in compliance with the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder. Furthermore, all filings by OHI with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of OHI or adversely affect the objectives of this Agreement with respect to STANDARD DRILLING including, but not limited to, the issuance and subsequent trading of the shares of common stock of OHI to be received hereby, subject to compliance by the shareholders of STANDARD DRILLING with applicable law.

(nn)
Valid Issuance of Securities. The shares of OHI, when issued, sold and delivered pursuant to the Merger and in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer and applicable state and federal securities laws.

(oo)
Related Party Transactions. No employee, officer or director of OHI or member of his or her immediate family is indebted to OHI, nor is OHI indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of OHI is directly or indirectly interested in any material contract with OHI.

(pp)
Foreign Assets Control Regulations. The issuance of the shares in the Merger by OHI will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, OHI (i) is not or will not become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001) or (ii) does not knowingly engage or will not engage in any dealings or transactions, or be otherwise associated, with any such person.

(qq)
Private Offering by OHI. Neither OHI nor anyone acting on its behalf has offered the shares of Common Stock or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the shareholders of STANDARD DRILLING, each of which has been offered the Shares in a private sale for investment. Neither OHI nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the shares in the Merger to the registration requirements of Section 5 of the Securities Act.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF STANDARD DRILLING

4.1	STANDARD DRILLING hereby represents and warrants to OHI as follows:

(a)
Financial Statements. Schedule AA are the audited financial statements for the period from inception to April 30, 2006 of STANDARD DRILLING including, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows since inception, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of STANDARD DRILLING at the dates thereof.

(b)	Property. Schedule BB is an accurate list and description of all property, real or personal owned by STANDARD DRILLING as of the date hereof of a value equal to or greater than $250,000.00.

(c)	Liens and Liabilities. Schedule CC is:

(1) a complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule BB; and

(2) a complete and accurate list of all debts, liabilities and obligations of STANDARD DRILLING in excess of $25,000, incurred or owing as of the date of this Agreement.

(d)
Leases and Contracts. Schedule DD is a complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which STANDARD DRILLING is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by STANDARD DRILLING (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $250,000.00 or more annually during the twelve-month period ended December 31, 2006 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.

(e)
Loan Agreements. Schedule EE is complete and accurate copies of all loan agreements and other documents with respect to obligations of STANDARD DRILLING for the repayment of borrowed money, including a listing thereof.

(f)
Consents Required. Schedule FF is a complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required.

(g)	Articles and Bylaws. Schedule GG is complete and accurate copies of the Articles of Incorporation and Bylaws of STANDARD DRILLING, together with all amendments thereto to the date hereof.

(h)
Shareholders. Schedule HH is a complete list of all persons or entities holding capital stock of STANDARD DRILLING or any rights to subscribe for, acquire, or receive shares of the capital stock of STANDARD DRILLING (whether warrants, calls, options, or conversion rights), including options granted pursuant to all stock option plans whether qualified or nonqualified, and other similar agreements.

(i)	Officers and Directors. Schedule II is a complete and current list of all officers and Directors of STANDARD DRILLING.

(j)
Salary Schedule. Schedule JJ is a complete and accurate list (in all material respects) of the names and the current salary or each present employee of STANDARD DRILLING who received $100,000 or more in aggregate compensation from STANDARD DRILLING whether in salary, bonus or otherwise, who is presently scheduled to receive from STANDARD DRILLING a salary in excess of $100,000.00 during the fiscal year ending December 31, 2006, including in each case the amount of compensation received or scheduled to be received.

(k)
Litigation. Schedule KK is a complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of STANDARD DRILLING threatened, which may materially and adversely affect STANDARD DRILLING.

(l)	Tax Returns. Schedule LL is accurate copies of all Federal and State tax returns for STANDARD DRILLING for the last five fiscal years, if any.

(m)
Agency Reports. Schedule MM are copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by STANDARD DRILLING under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) for the last five fiscal years.

(n)
Banks. Schedule NN is a true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which STANDARD DRILLING has an account or safe deposit box, and (2) the names and addresses of all signatories.

(o)	Jurisdictions Where Qualified. STANDARD DRILLING is qualified to do business and is in good standing in Texas.

(p)
Subsidiaries. Schedule PP is a complete list of all subsidiaries of STANDARD DRILLING. The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which STANDARD DRILLING has an interest, direct or indirect.

(q)	Union Matters. STANDARD DRILLING is not a party to any union contracts and collective bargaining agreements.

(r)
Employee and Consultant Contracts. Schedule RR is a complete and accurate list of all employee and consultant contracts which STANDARD DRILLING may have, other than those listed in the schedule on Union Matters.

(s)
Employee Benefit Plans. Schedule SS is complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of STANDARD DRILLING in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.

(t)
Insurance Policies. Schedule TT is a complete and accurate list (in all material respects) and description of all material insurance policies naming STANDARD DRILLING as an insured or beneficiary or as a loss payable payee or for which STANDARD DRILLING has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by STANDARD DRILLING regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming STANDARD DRILLING as beneficiary covering the business activities of STANDARD DRILLING.

(u)
Customers. Schedule UU is a complete and accurate list (in all material respects) of the customers of STANDARD DRILLING, including all presently effective contracts of STANDARD DRILLING to be assigned to STANDARD DRILLING, accounting for the principal revenues of STANDARD DRILLING, indicating the dollar amounts of gross revenues of each such customer for the period ended April 30, 2006.

(v)	Licenses and Permits. Schedule VV is a complete list of all licenses, permits and other authorizations of STANDARD DRILLING.

(w)
Organization, Standing and Power. STANDARD DRILLING is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

(x)
Qualification. STANDARD DRILLING is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on STANDARD DRILLING or its business operations.

(y)
Capitalization of STANDARD DRILLING. The authorized capital stock of STANDARD DRILLING consists of 70,000,000 shares of Common Stock, $0.001 par value per share, of which the only shares issued and outstanding are 41,598,000 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable and 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares are issued and outstanding. In addition, STANDARD DRILLING has outstanding warrants and options to acquire up to 16,299,000 shares of Common Stock. There are no preemptive rights with respect to the STANDARD DRILLING stock.

(z)
Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of STANDARD DRILLING. This Agreement constitutes the valid and binding obligation of STANDARD DRILLING, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. This Agreement has been duly executed by STANDARD DRILLING and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of STANDARD DRILLING's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, note, bond, court order or instrument to which STANDARD DRILLING is a party or by which it is bound.

(aa)
Absence of Undisclosed Liabilities. STANDARD DRILLING has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

(bb)
Absence of Changes. Since April 30, 2006, there has not been any material adverse change in the condition (financial or otherwise), assets, properties, liabilities, earnings or business of STANDARD DRILLING.

(cc)
Tax Matters. All taxes and other assessments and levies which STANDARD DRILLING is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by STANDARD DRILLING in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.01(f) include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by STANDARD DRILLING income or business prior to the Effective Date. Further, STANDARD DRILLING has timely filed all federal, state and local tax returns it is required to file. Each such return is complete and accurate.

(dd)
Options, Warrants, Etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which STANDARD DRILLING or its shareholders are a party or by which STANDARD DRILLING or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of STANDARD DRILLING or any securities representing the right to purchase or otherwise receive any such capital stock of STANDARD DRILLING. STANDARD DRILLING has not declared and is not otherwise obligated to pay, any dividends whether in cash, stock or other property.

(ee)
Title to Assets. Except for liens set forth in Schedule CC, STANDARD DRILLING is the sole and unconditional owner of, with good and marketable title to, all the assets listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(ff)
Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which STANDARD DRILLING is a party are valid and in full force and effect on the date hereof, and STANDARD DRILLING has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of STANDARD DRILLING.

(gg)
Legal Proceedings, Etc. There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or to the knowledge of STANDARD DRILLING, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of STANDARD DRILLING. STANDARD DRILLING has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(hh)
Governmental Regulation. To the knowledge of STANDARD DRILLING, STANDARD DRILLING is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of STANDARD DRILLING.

(ii)
Broker and Finders. STANDARD DRILLING has not retained any broker or finder in connection with the transactions contemplated herein and has not otherwise agreed to any brokerage fees, commissions or finders' fees.

(jj)
Accuracy of Information. No representation or warranty by STANDARD DRILLING contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to OHI pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(kk)
Subsidiaries. STANDARD DRILLING does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of (i) the issued and outstanding stock of any other corporation, (ii) the interest in any partnership or joint venture, or (iii) the membership interests in any limited liability company.

(ll)
Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by STANDARD DRILLING or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

(mm)
Improper Payments. No person acting on behalf of STANDARD DRILLING has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of STANDARD DRILLING, or (ii) any political party or any candidate for elective political office, nor has any fund or other asset of STANDARD DRILLING been maintained that was not fully and accurately recorded on the books of account of STANDARD DRILLING.

(nn)
Copies of Documents. STANDARD DRILLING has made available for inspection and copying by OHI and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all material documents that it has filed with any governmental agency and that is material to the terms and conditions contained in this Agreement. Furthermore, all filings by STANDARD DRILLING with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of STANDARD DRILLING or adversely affect the objectives of this Agreement.

ARTICLE V
CONDUCT AND TRANSACTIONS PRIOR TO THE
EFFECTIVE TIME OF THE MERGER

5.1	Conduct and Transactions of OHI. During the period from the date hereof to the date of Closing, OHI shall:

(a)
Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns (which shall be complete and accurate) required to be filed and paying all taxes due;

	(b)	Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

	(c)	OHI shall not during such period, except in the ordinary course of business, without the prior written consent of STANDARD DRILLING:

		(1)	Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

		(2)	Except as otherwise contemplated or required by this Agreement, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(3)
Except as otherwise contemplated or required by this Agreement, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(4)
Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

		(5)	Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

		(6)	Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

		(7)	Make any material change in its insurance coverage;

		(8)	Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

		(9)	Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

		(10)	Make any capital expenditures.

	(d)	OHI agrees it shall not, through the Effective Date:

		(1)	solicit any offers to buy any securities of OHI;

		(2)	discussions with any party looking toward such an offer or solicitation;

		(3)	enter into any agreement with any party looking toward such an offer or solicitation; or

		(4)	enter into any agreement with any party with respect to the sale of OHI capital stock or with respect to any merger, consolidation, or similar transaction.

5.2	Conduct and Transactions of STANDARD DRILLING. During the period from the date hereof to the date of Closing, STANDARD DRILLING shall:

	(a)	Conduct the operations of STANDARD DRILLING in the ordinary course of business.

	(b)	STANDARD DRILLING shall not during such period, except in the ordinary course of business, without the prior written consent of OHI:

		(1)	Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(2)
Except as otherwise contemplated and required by this Agreement, amend its Certificate of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets.

		(3)	Will not issue any stock, warrants, options or other rights to acquire capital stock of STANDARD DRILLING in excess of the amounts represented in Section 4.1(y).

ARTICLE VI
RIGHTS OF INSPECTION

6.1
During the period from the date of this Agreement to the date of Closing of the acquisition, OHI and STANDARD DRILLING agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of OHI or STANDARD DRILLING, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, OHI and STANDARD DRILLING will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

ARTICLE VII
CONDITIONS TO CLOSING

7.1
Conditions to Obligations of STANDARD DRILLING. The obligation of STANDARD DRILLING to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by STANDARD DRILLING.

(a)
Representations and Warranties. The representations and warranties of OHI set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)
Performance of Obligations. OHI shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and OHI shall have complied in all material respects with the course of conduct required by this Agreement.

(c)
Corporate Action. OHI shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for STANDARD DRILLING that OHI has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)
Consents. Execution of the Consent and a Representation Letter, substantially in the form of Exhibit A, by holders of at least 50% of STANDARD DRILLING’s outstanding shares and any consents necessary for or approval of any party listed on any Schedule delivered by OHI whose consent or approval is required pursuant thereto shall have been obtained.

	(e)	Statutory Requirements. All statutory requirements for the valid consummation by OHI of the transactions contemplated by this Agreement shall have been fulfilled.

(f)
Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by OHI for consummation of the transactions contemplated by this Agreement shall have been obtained. All filings, including filings with the Securities and Exchange Commission, shall have been made or if required to be made promptly upon consummation of this Agreement, a copy of such proposed filings, including Form 8-K or otherwise in connection with this transaction, shall have been provided by OHI to STANDARD DRILLING for its approval prior to the filing of the Form 8-K or other required filings.

(g)
Changes in Financial Condition of OHI. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of OHI, except expenditures in furtherance of this Agreement.

(h)
Absence of Pending Litigation. OHI shall not be engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement, the consummation of the transactions contemplated hereunder.

(i)
Authorization for Issuance of Stock. STANDARD DRILLING shall have received in form and substance satisfactory to counsel for STANDARD DRILLING a letter instructing and authorizing the Registrar and Transfer Agent for the shares of OHI Common Stock to issue stock certificates with the appropriate legend relating to the restricted nature of the shares under the Securities Act and representing ownership of OHI Common Stock to STANDARD DRILLING shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

(j)	Form 10-Q. OHI shall have filed with the SEC a 10-Q for the quarter ending June 30, 2006 which complies with applicable requirements.

(k)
Cancellation of Shares. Shareholders of OHI shall agree to the cancellation of an aggregate of 20,000,000 shares of outstanding OHI Common Stock; such cancellation to be effective on or before the Effective Time.

(l)
Name Change and Stock Option. Prior to Closing, change the name of the Company to “Standard Drilling Energy, Inc” and approve a stock option plan allocating 12,000,000 shares of its common stock for use under the plan and OHI shall file the appropriate 14C Information Statement with the SEC and have responded to all SEC comments and received SEC approval regarding the 14C Information Statement; and

(m)
Naming of new Directors. At Closing, Prentis B. Tomlinson, Jr., Edward L. Moses, Jr., Murray Smith and W. Richard Anderson shall be appointed as directors of OHI, and the current sole officer and director of OHI, shall resign as a director and officer of OHI effective as of the Closing.

7.2	Conditions to Obligations of OHI. The obligation of OHI to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by OHI.

(a)
Representations and Warranties. The representations and warranties of STANDARD DRILLING set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)
Performance of Obligations. STANDARD DRILLING shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and STANDARD DRILLING shall have complied in all respects with the course of conduct required by this Agreement.

(c)
Corporate Action. STANDARD DRILLING shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for OHI that STANDARD DRILLING has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

	(d)	Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by STANDARD DRILLING, whose consent or approval is required pursuant thereto, shall have been obtained.

	(e)	Statutory Requirements. All statutory requirements for the valid consummation by STANDARD DRILLING of the transactions contemplated by this Agreement shall have been fulfilled.

(f)
Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by STANDARD DRILLING for consummation of the transactions contemplated by this Agreement shall have been obtained.

	(g)	Employment Agreements. Existing STANDARD DRILLING employment agreements will have been delivered to counsel for OHI.

(h)
Changes in Financial Condition of STANDARD DRILLING. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of STANDARD DRILLING, except expenditures in furtherance of this Agreement and in the normal operation of its business.

(i)
Absence of Pending Litigation. STANDARD DRILLING is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(j)	Shareholder Approval. The STANDARD DRILLING shareholders shall have approved the Agreement and Plan of Merger.

(k)
Distribution of Deposit. Concurrent with the Closing, OHI shall distribute to Shaun Carter the $60,000 Deposit less any unpaid liabilities incurred by OHI through the closing, including all legal and accounting fees.

ARTICLE VIII
MATTERS SUBSEQUENT TO CLOSING

8.1
Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement. OHI agrees to have filed with the Securities and Exchange Commission a Form 8-K within the prescribed period therein reflecting the terms of the Merger with the required financial statements of STANDARD DRILLING and agrees to be bound by the Registration Rights Agreement.

ARTICLE IX
INDEMNIFICATION

9.1
Survival of Representation, Warranties, Agreements and Covenants. All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by OHI or STANDARD DRILLING pursuant hereto, or otherwise adopted by OHI, by its written approval, or by STANDARD DRILLING by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by OHI or STANDARD DRILLING as the case may be. All representations, warranties and agreements made by either party shall survive for the period of one year from the date of the Closing.

9.2
Indemnification. (a) At or before the Closing, OHI shall provide a duly executed and authorized Indemnification Agreement to STANDARD DRILLING, in the form attached hereto as Exhibit B; and (b) at or before the Closing, STANDARD DRILLING shall provide a duly executed and authorized Indemnification Agreement to OHI, in the form attached hereto as Exhibit C.

ARTICLE X
TERMINATION OF AGREEMENT
AND ABANDONMENT OF REORGANIZATION

10.1
Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

	(a)	By mutual written consent of both OHI and STANDARD DRILLING.

	(b)	By OHI if any of the conditions set forth in Section 7.2 shall not have been satisfied by the Effective Date.

	(c)	By STANDARD DRILLING if any of the conditions set forth in Section 7.1 shall not have been satisfied by the Effective Date.

10.2
Termination of Obligations and Waiver of Conditions; Payment of Expenses. If this Agreement is terminated pursuant to this Article X, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other; provided Section 2.2 and Article XII shall survive termination hereof. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

ARTICLE XI
ISSUANCE OF SHARES; FRACTIONAL SHARES

11.1
Issuance of Share Certificates. At the Closing, OHI shall issue a letter to the transfer agent of OHI with a copy of the resolution of the Board of Directors of OHI authorizing and directing the issuance of OHI Common Stock as required by this Agreement. Any fractional shares of OHI Common Stock issuable as a result of this exchange shall be rounded up to the next whole number of shares.

11.2
Restrictions on Shares Issued to STANDARD DRILLING Stockholders. STANDARD DRILLING stockholders will receive shares of OHI Common Stock in connection with the Merger which have not been registered under the Securities Act by virtue of the exemption provided in Regulation D adopted pursuant to the Securities Act and/or Section 4(2) of the Securities Act, the certificates for those shares of OHI Common Stock issued pursuant to the Merger will contain substantially the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.”

ARTICLE XII
MISCELLANEOUS

12.1	Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding its conflicts of laws provisions.

12.2	Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to “OHI”	If to “STANDARD DRILLING”

Online Holdings, Inc.	Standard Drilling Energy, Inc.
959 South 2300 East	1667 K Street N.W., Suite 1230
Springville, Utah 84663	Washington, D.C. 20006

With copies to (which shall not constitute notice):

Cletha A. Walstrand, Esq.	Michael C. Blaney, Esq.
Attorney at Law	Vinson & Elkins LLP
1322 West Pachua Circle	1001 Fannin Street, Suite 2300
Ivins, UT 84738	Houston, TX 77002

12.3	Amendment and Waiver. This Agreement may only be amended, changed, waived, discharged or terminated by a statement in writing signed by OHI and STANDARD DRILLING; no amendment, change, waiver, discharge or termination shall require the signature of any shareholder of either OHI or STANDARD DRILLING.

12.4	Remedies not Exclusive. Except as provided in Section 2.2(d), no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by OHI or STANDARD DRILLING shall not constitute a waiver of the right to pursue other available remedies. Notwithstanding the foregoing, OHI’s sale and exclusive remedy for STANDARD DRILLING’s failure to close the Merger shall be to retain the Deposit.

12.5	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.6	Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of OHI and STANDARD DRILLING.

12.7	Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.8	Expenses. Each party shall bear its own expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

12.9	Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ONLINE HOLDINGS, INC.		STANDARD DRILLING ENERGY, INC.

By:	Shaun Carter	By:	Prentis B. Tomlinson, Jr.
Name:	Shaun Carter	Name:	Prentis B. Tomlinson, Jr.
Title:	President	Title:	Chairman and CEO